UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 4, 2019

AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

9002 Technology Lane, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01                        Regulation FD Disclosure.

American Resources Corporation (the “Company”) will be commencing a private offering (the “Offering”) of up to 3,500,000 units (“Units”), each Unit comprised of $10.00 in principal amount of Senior Convertible Debentures due 2022 (the “Debentures”) convertible into the Company’s Class A Common stock, par value $0.0001 per share (the “Common Stock”), at an initial conversion price of $6.00 per share of Common Stock and one warrant (the “Warrants”) to purchase one share of Common Stock. Each Warrant is exercisable for three years at an initial exercise price equal to $8.00 per share. The Units are being offered without registration under the Securities Act of 1933, as amended (“Securities Act”), solely to persons who qualify as accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder.

The Company has retained Maxim Group, LLC to serve as its placement agent for the Offering. The Company has agreed to pay the placement agent a placement fee equal to 8% of the aggregate gross proceeds raised in the Offering and warrants exercisable for a term of three years to purchase 8% of the number of shares of common stock included in the Units sold in the Offering at an exercise price of $6.60 per share.

The Offering may be increased by up to an additional $10,000,000 at the mutual discretion of the Company and the placement agent. The Offering will terminate on June 30, 2019, unless extended by the Company and the placement agent.

The initial closing of the Offering is conditioned, among other things, on the Company’s acceptance of subscriptions for at least $1,000,000 of Units.

Net proceeds, if any, from the Offering will be used to complete acquisitions, organic growth, equipment, refinance existing debt, repaying the Permitted Indebtedness, and general working capital purposes.

Attached hereto as Exhibit 99.1 is the investor presentation that the Company and the placement agent will be providing to potential investors in connection with the Offering.

The information contained in this Item 7.01 of this Current Report on Form 8-K and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, including the exhibit hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act.

This document is not an offer to sell nor a solicitation of an offer to buy securities. Any offer or sale of securities will be made by means of an offering memorandum containing detailed information about the Company, management and the securities. In addition, no offer, sale or solicitation is being made in any jurisdiction in which such offer, sale or solicitation would be prohibited.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

ExhibitNo.	Description
99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: June 4, 2019	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer